                                  EXHIBIT 3.5

                           CERTIFICATE OF AMENDMENT
                                    OF THE
                           ARTICLES OF INCORPORATION
                                      OF
                               SYMMETRICOM, INC.

     The undersigned, Thomas W. Steipp and William Slater, do hereby certify:

     1. They are the duly elected and acting Chief Executive Officer and Secretary, respectively, of Symmetricom, Inc., a California corporation (the "Corporation").

     2. Article 3(a) of the Articles of Incorporation of the Corporation is amended to read as follows:

          "This corporation is authorized to issue two classes of stock, which shall be designated Common Stock and Preferred Stock, respectively. The total number of shares which this corporation is authorized to issue is One Hundred Fifty Million and Five Hundred Thousand (150,500,000) shares, consisting of One Hundred and Fifty Million (150,000,000) shares of Common Stock and Five Hundred Thousand (500,000) shares of Preferred Stock."

     3. The foregoing amendment of the Articles of Incorporation has been duly approved by the board of directors.

     4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of the shareholders in accordance with Section 902 and 903 of the California Corporations Code. The total number of outstanding shares of the Corporation entitled to vote with respect to the amendment is 23,306,217 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was a majority of the outstanding shares of Common Stock.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:  October 31, 2000


                                    /s/ Thomas W. Steipp
                                    Thomas W. Steipp, Chief Executive Officer


                                    /s/ William Slater
                                    William Slater, Secretary

                            CERTIFICATE OF AMENDMENT
                        OF ARTICLES OF INCORPORATION OF
                             SILICON GENERAL, INC.

     William D. Rasdal and J. Scott Kamsler certify that:

     1. They are the Chairman of the Board and Secretary, respectively, of Silicon General, Inc., a California corporation.

     2. Article 1 of the Articles of Incorporation of this corporation is amended to read in full as follows:

     "(1)  The name of this corporation is Symmetricom, Inc."

     3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of Common Stock of the corporation entitled to vote with respect to this matter is 13,841,870. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

     Date:  October 21, 1993

                              /s/ William D. Rasdal
                              --------------------------------------------------
                              William D. Rasdal, Chairman of the Board

                              /s/ J. Scott Kamsler, Secretary
                              --------------------------------------------------
                              J. Scott Kamsler, Secretary

                          CERTIFICATE OF AMENDMENT OF
                         THE ARTICLES OF INCORPORATION
                            OF SILICON GENERAL, INC.

     William D. Rasdal and J. Scott Kamsler certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of Silicon General, Inc., a California corporation (the "Company").

     2. Article 7 of the Restated Articles of Incorporation of the Company shall be amended to read as follows:

          "(7) The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law."

     3. The following provision shall be added to the Restated Articles of Incorporation of the Company as Article (8):

          "(8) Any repeal or modification of the foregoing provisions of these Articles of Incorporation regarding limitation of liability and indemnification shall not adversely affect any right of limitation of liability or indemnification of an agent of this corporation relating to acts or omissions occurring prior to such repeal or modification."

     4. The foregoing amendments of the Restated Articles of Incorporation of the Company have been duly approved by the Board of Directors.

     5. The foregoing amendments of the Restated Articles of Incorporation of the Company have been duly approved by the required vote of the shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the Company entitled to vote with respect to the amendments is 12,308,593 shares of Common Stock, no par value. The number of shares voting in favor of the amendments equalled or exceeded the vote required. The percentage vote required was a majority of the outstanding shares of Common Stock.

     We declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate of Amendment are true and correct of our own knowledge.

Dated:    December 6, 1990

                              /s/ William D. Rasdal
                              -------------------------------------------------
                              William D. Rasdal, President


                              /s/ J. Scott Kamsler, Secretary
                              -------------------------------------------------
                              J. Scott Kamsler, Secretary

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                             SILICON GENERAL, INC.
                             ---------------------
                            A California Corporation


          WILLIAM D. RASDAL and JOHN L. KEHOE certify that:

          1. They are the duly elected and acting President and Secretary, respectively, of Silicon General, Inc., a California corporation ("the Company").

          2. The Articles of Incorporation of said company shall be amended and restated to read in full as follows:

               "(1)  The name of this corporation is:

                             SILICON GENERAL, INC.

               (2) The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

               (3)(a) This corporation is authorized to issue two classes of stock, which shall be designated Preferred Stock and Common Stock, respectively. The total number of shares which this corporation is authorized to issue is Thirty-two Million Five Hundred Thousand (32,500,000) shares, consisting of Thirty-two Million (32,000,000) shares of Common Stock and Five Hundred Thousand (500,000) shares of Preferred Stock.

               (b) The Preferred Stock may be issued from time to time in one or more series. Prior to or simultaneously with the creation and/or issuance of any such series, the Board of Directors is hereby authorized to fix the rights, preferences, privileges, and relative priorities thereof to the full extent permitted by the laws of the State of California, unless such rights, preferences, privileges or relative priorities are otherwise established by these Articles of Incorporation. Without limitation, the foregoing authority shall include the right to create, determine, fix and/or alter:

           (i)  dividend rights;

          (ii)  dividend rate;

         (iii)  conversion rights;

          (iv)  voting rights;

           (v) rights and terms of redemption (including sinking fund provisions);

          (vi)  redemption price or prices;

         (vii) liquidation preferences of any series over any other series theretofore or thereafter issued; and

        (viii)  the number of shares and the designation or title

     of any wholly unissued series of said Preferred Stock, and all or any of the foregoing, provided that all shares in any single series shall have the same rights, preferences and privileges. Said authority shall also include the right to increase or decrease the number of shares of any such series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. All shares of any series redeemed, repurchased or otherwise reacquired, as well as shares of a series authorized but not yet issued, shall thereupon, without further action by the Board of Directors, be or become authorized but unissued shares subject to all of the authority of the Board of Directors in this paragraph (b) provided. The foregoing powers of the Board of Directors shall be exercised in accordance with the provisions of
     Section 401 of the California Corporations Code.

               (4) Authority is hereby granted to the holders of the shares of this corporation to change from time to time the authorized number of directors of this corporation.

               (5) The corporation elects to be governed by all of the provisions of the General Corporation Law (as added to the California Corporations Code effective January 1, 1977, and as subsequently amended) not otherwise applicable to this corporation under Chapter 23 of said General Corporation Law.

               (6) The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

               (7) The corporation is authorized to provide indemnification of Agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its shareholders through By-Law provisions, agreements with the Agents, vote of shareholders or disinterested directors or otherwise in excess of the indemnification otherwise expressly permitted by Section 317 of the Corporations Code, subject to the limits on such indemnification set forth in Section 204 of the Corporations Code or as to circumstances in which indemnity is expressly prohibited by Section 317."

          3. The foregoing amendment and restatement of the Articles of Incorporation of the Company has been duly approved by the Board of Directors.

          4. The foregoing amendment and restatement of the Articles of Incorporation of the Company has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Company is 12,187,424 shares of Common Stock, no par value. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than fifty percent of both classes.

          We declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

     Date:  _______________, 1989

                                       /s/ William D. Rasdal
                                       ----------------------------------------
                                       William D. Rasdal,
                                       President

                                       /s/ John L. Kehoe, Secretary
                                       ----------------------------------------
                                       John L. Kehoe,
                                       Secretary